CONSULTING SERVICE AGREEMENT

This Consulting Service Agreement (the “Agreement”) is made and entered into as of November 6, 2012, by and between Francesca del Vecchio, resident in Via Fiume Giallo 324 G, 00144 Rome, Italy, hereinafter called “Consultant,” and BEESFREE, Inc., a Nevada corporation, with corporate address in 2101 Vista Parkway, Suite 122 West Palm Beach, Florida 33411, represented by its CEO, David Todhunter, hereinafter called “Company.”

WITNESSETH

WHEREAS, the Consultant has substantial experience and knowledge regarding biology, chemistry, botany and biochemistry, including a Ph.D. in biochemistry from Cambridge University, United Kingdom and a University Degree in Biology from the University of Rome, Italy; and

WHEREAS, the Consultant will access specialized laboratory facilities in Italy; and

WHEREAS, the Company desires to secure the services of the Consultant regarding such expertise and desires to take advantage of the capacity of the Consultant to consult on specific subjects and formulate, prepare and analyze products in the Company facilities or external ones.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

1. Term. This Agreement shall extend through October 31, 2015 (the “Term”).

2. Services.

(a) The Consultant shall operate in the capacity of and have the title of Chief Scientist. The Consultant shall report to the CEO and shall consult with the Company concerning matters (the “Services”) relating to:

•	Botany;
•	Biochemistry;
•	Chemistry; and
•	Biology.

(b) The Consultant shall work independently on formulating and preparing samples of suitable products for providing nutrients for bees to support the mission of the Company;

(c) The Consultant will work independently on formulizing and preparing samples of suitable products for providing therapeutic compounds for bees to support the mission of the Company.

(d) The Consultant shall provide all supervision and shall control the means and methods of work necessary to carry out the Services herein described, in the most effective manner.

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(e) Consultant acknowledges that during the Term she shall devote her full business time, skills and efforts to the provision of the Services, and shall not engage in any other business or occupation during the Term of Employment, including, without limitation, any activity that (i) conflicts with the interests of the Company or its subsidiaries or affiliates, (ii) interferes with the proper and efficient performance of her duties for the Company, or (iii) interferes with the exercise of her judgment in the Company’s best interests. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Consultant to (x) serve on corporate (subject to prior approval of the Board), civic or charitable boards or committees, (y) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (z) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Consultant’s responsibilities to the Company in accordance with this Agreement.

3. Payment Terms.

(a) In consideration of the Services to be provided by the Consultant to the Company as described in Art. 2 of this Agreement, the Company shall pay the Consultant during the first year of the Term a consulting fee (the “Consulting Fee”) of USD $93,000 (ninety three thousand dollars), in equal monthly payments of USD $7,750 in arrears, to be effective as of November 1, 2012. The compensation for Consultant’s Services for the remainder of the Term will be determined on the mutual consent of the Company and Consultant, but will not be less than the compensation paid during the first year of the Term.

(b) In addition to the Consulting Fee, the Company shall reimburse all reasonable traveling and out of pocket expenses properly incurred by the Consultant in the course of her duties and within the Term of this Agreement, provided they are fully authorized by the Company’s CEO and in line with Company’s policies. In support of his request for expenses reimbursement, the Consultant shall provide proper receipts or equivalent documentation.

4. Termination.

(a) This Agreement, and the Company’s engagement of Consultant under this Agreement shall be terminated (i) automatically, upon the expiration of the Term, (ii) upon the mutual written consent of the Company and Consultant; or (iii) by Company at any time upon not less than 90 days prior written notice, subject to Company’s obligations specified in Section 4(b) below.

(b) On termination of this Agreement, whether by virtue of the expiration of the Term or otherwise, this Agreement shall become null, void and of no further force and effect, and neither party shall continue to have any duties or obligations to the other pursuant to this Agreement; except that notwithstanding the foregoing, (i) Consultant’s obligations under Sections 5, 6, 8, 9, 10 and 11 below shall continue in accordance with the provisions of those Sections; and (ii) the Company shall remain liable to pay Consultant for any Services rendered prior to termination, in accordance with this Agreement, including, without limitation (1) Consulting Fee, irrespective of whether Services were performed in full, through the effective date of termination, and (2) any then-authorized, but unreimbursed expenses.

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5. Confidentiality. Consultant acknowledges that the Company’s business is highly competitive and that the Company’s books, records and documents, the Company’s technical information concerning its products, equipment, services and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning the Company’s customers and business affiliates, all comprise confidential business information and trade secrets of the Company which are valuable, special, and unique proprietary assets of the Company. Consultant further acknowledges that protection of the Company’s confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Accordingly, Consultant hereby agrees that she will not, at any time during or after the term of this Agreement, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except for the benefit of, and on behalf of, the Company.

6. Non-Solicitation. During the term of Consultant’s consultancy and for one (1) year thereafter, Consultant will not, without the Company’s prior written consent, solicit the employment of any employee of the Company with whom Consultant has had contact in connection with the relationship arising under this Agreement.

7. Nature of Relationship.

(a) The relationship between the Company and Consultant will be that of principal and independent contractor, and in no event will Consultant be considered the agent or employee of the Company. Nothing in this Agreement is intended to, or will be deemed to, constitutes a partnership or joint venture or an employment relationship.

(b) Consultant acknowledges that, as an independent contractor, Consultant has no authority to bind, obligate, or commit the Company by any promise or representation, except upon the Company’s prior written approval. Any contractual relationship between the Company and any third party must be approved by the Board of Directors of the Company.

(c) It is expressly understood between the parties hereto that the Consultant, in the performance of her Services under this Agreement is not an employee of the Company and, is not to be treated or otherwise considered as an employee of the Company with respect to such Services for federal tax purposes, or for any tax or other purposes. It is further agreed and understood between the parties that the Company will not withhold or pay over on behalf of the Consultant any amounts relating to federal, state, foreign and local income taxes, unemployment compensation, workers’ compensation or any other employer liability or responsibility. The Consultant agrees and understands that she is totally responsible for the timely reporting and payment of all income taxes and other governmental liabilities resulting from the performance of her Services under this Agreement, which responsibility is not borne nor shared by the Company in any manner whatsoever. Consultant agrees to indemnify and hold harmless the Company from all liability, including income taxes, social security taxes, FUTA, Medicare and other payroll taxes, costs, penalties and interest relating to the failure to withhold or pay taxes or other withholdings.

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8. Company Property. All documents and materials of any kind furnished to Consultant by the Company or developed by Consultant on behalf of the Company or for the Company’s use or otherwise in connection with this Agreement, are and will remain the sole property of the Company. If the Company requests return of any such documents and/or materials at any time during or at or after the termination of this Agreement, Consultant will deliver such documentation and/or materials to the Company immediately.

9. Intellectual Property Assignment. Consultant agrees to assign to Company as a result of this Agreement, her entire right, title and interest in and to all Intellectual Property (as defined below) made, written or conceived by Consultant, jointly or with others, while Consultant is in collaboration with the Company (even if prior to the date hereof) or was or is performing the Services hereunder, together with such patents or patent applications and copyrights, as may be obtained or filed in any country. All copyrightable works created by Consultant in connection with the Services will be considered “work for hire” owned by Company to the greatest extent permitted by law. At the request and sole expense of Company, at any time while Consultant is under contract with Company and after the termination of this Agreement for any reason, Consultant shall execute all documents for use in applying for, obtaining and maintaining such patents, trademark or copyrights as Company may desire, and execute and deliver all formal assignments for such Intellectual Property. As used in the Agreement, the term “Intellectual Property” means all ideas, Inventions (as defined below), improvements, developments and designs (whether or not capable of being patented), works of authorship (including, but not limited to, computer programs and software source code), information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trademarks, trade names, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, trademark, trade secret or other laws, and includes without limitation all new or useful combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs relating to the Services and the mission of the Company. Intellectual Property that does not, in the reasonable sole discretion of the Company, pertain to the commercial or industrial activities or mission of the Company shall remain the property of the Consultant. “Intellectual Property” also includes “Inventions,” which is defined to mean any inventions protected under any United States or other patent laws. Consultant will disclose promptly and fully to Company all said ideas, inventions, improvements, developments and designs.

10. Indemnification. Consultant and Company each hereby agree to indemnify, defend and hold harmless each other, their Affiliates, their successors and assigns, and the officers, directors, managers, shareholders, members, employees, independent contractors and agents of any of the foregoing (collectively, the “Indemnified Parties”), from and against any and all liabilities, losses, costs or expenses which any of the Indemnified Parties may suffer or for which any of the Indemnified Parties may become liable and which are based on, result from, arise out of or are otherwise related to (i) Consultant’s breach of any provision of, or misrepresentation in connection with, this Agreement; (ii) any claim, demand, suit, action or legal, administrative or other proceeding by any person or any federal, state or local department, agency or other governmental body (each, a “Third Party Claim”) against any of the Indemnified Parties or against Consultant resulting from, arising out of or in any way related to any act or failure to act on the part of Consultant which amounts to willful conduct or misconduct or gross negligence; and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ and consultants’ fees, incident to any of the foregoing. Notwithstanding the foregoing, each Indemnified Party shall be entitled to exercise and resort to all rights and remedies for misrepresentation or breach as are afforded to it at law or in equity, including, without limitation, specific performance, action for damages or such other remedies and relief as may be afforded to it under this Agreement or by a court of competent jurisdiction. Neither the existence or exercise of any specific remedy is intended to be exclusive of or impair or otherwise adversely affect in any manner whatsoever any rights, remedies or relief otherwise available to each Indemnified Party, and each and every right and remedy will be cumulative and in addition to every other right and remedy provided in this Agreement or by law.

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11. Trade Name and Good Will. Consultant recognizes that the Company, through advertising and good reputation, has established and will continue to establish customer goodwill, which benefits Consultant. Consultant therefore agrees that neither she nor any employee or agent of Consultant will act in any way detrimental to the public image and/or the business interests of the Company.

12. Notices. All notices required or permitted by the terms hereof shall be sent by either (i) certified mail, return receipt requested, (ii) overnight delivery service, or (iii) facsimile, to the following addresses or fax numbers. If sent by certified mail, the notice shall be deemed to have been received by the recipient on the third business day following the date of postmark and if sent by overnight delivery service or facsimile the notice shall be deemed to have been received by the recipient upon actual receipt.

13. Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire agreement and understanding of the parties to it, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to its subject matter. This Agreement shall not be modified or amended except pursuant to a written agreement signed by all parties. Any waiver of any party’s rights or obligations under this Agreement must be in writing and must be signed by the party against which such waiver is to be enforced. No party’s failure to exercise a right or to invoke a remedy in any particular circumstance shall be construed as a waiver of such right or remedy, and no waiver by any party of any right or remedy in one situation shall constitute a waiver of such party’s rights or remedies in any other subsequent situation, whether similar or not.

14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Subject to the provisions of Section 7 above, any action brought by either party hereto that arises out of or relates to this Agreement will be filed only in the state or federal courts located in the State of New York, County of New York. Each party irrevocably submits to the jurisdiction of those courts. Each party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum. In the event that any provision of this Agreement shall be held to be unenforceable or against public policy pursuant to a final adjudication by a court of competent jurisdiction such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected. Waiver by either party of any term or condition of this Agreement shall not be deemed to be a waiver of any other term or condition or of any later breach of this Agreement. Nothing in this Agreement creates or shall be deemed to have created a partnership, joint venture, an employment contract or an agency agreement between the parties or any third-party beneficiary relationship. Any written notice or other written communication to a party under this Agreement shall be either delivered personally, sent by fax, or sent by express carrier for next business day delivery or by United States registered or certified mail, freight or postage prepaid, and shall be deemed given when personally delivered or sent by fax or two (2) business days after deposit with an express carrier or five (5) business days after mailing. Notices shall be sent to a party at its address set forth above on the cover page of this Agreement or such other address or fax number as such party may specify in writing.

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15. Parties Bound. This Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns, and Consultant and his heirs, personal representatives, estates, guardians, conservators and assigns.

16. Assignment. The Company may assign its rights and obligations under this Agreement in whole or in part to any one or more affiliates or successors. This Agreement is personal to Consultant and may not be assigned by him in any manner whatsoever.

17. Captions. The captions used in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions of this Agreement.

18. Counterparts; Copies. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Copies (photostatic, facsimile or otherwise) of signatures to this Agreement shall be deemed to be originals and may be relied on to the same extent as the originals.

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IN WITNESS WHEREOF, the parties have executed or caused to be executed this Operating Agreement as of the date below.

BEESFREE Inc.

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

Facsimile: 561-939-4861

By: /S/ DAVID W. TODHUNTER

Name: David Todhunter

Title: CEO

CONSULTANT:

Via Fiume Giallo 324 G

00144 Rome, Italy

Facsimile:

/S/ FRANCESCA DEL VECCHIO, PHD

Francesca del Vecchio, PhD

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